                                  $500,000,000

                               BARNETT BANKS, INC.

                           Medium-Term Notes, Series E



                             DISTRIBUTION AGREEMENT

                                                                 March 21, 1996


CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Lehman Brothers
Lehman Brothers Inc. (including
  Lehman Government Securities Inc.)
3 World Financial Center, 12th Floor
New York, New York  10285-1200

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York  10020

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

          1. INTRODUCTION. Barnett Banks, Inc., a Florida corporation (the "Issuer"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents" (which terms shall include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.)) with respect to the issue and sale from time to time by the Issuer of up to $500,000,000 (or the U.S. dollar equivalent in certain specified foreign currencies or currency units) aggregate principal amount of its medium-term notes, series E, registered under the registration statements referred to in Section 2(a) (any such medium-term notes, series E being hereinafter referred to as the "Securities"). Securities which are subordinated in priority of payment to Senior Indebtedness of the Issuer will be issued under an indenture dated as of March 16, 1995 (as it may be supplemented or amended from time to time, the "Subordinated Indenture"), between the Issuer and Chemical Bank, as trustee (the "Subordinated Trustee"). Securities which are senior in priority of payment will be issued under an indenture dated as of March 16, 1995 (as it may be supplemented or amended from time to time, the "Senior Indenture") between the Issuer and The First National Bank of Chicago, as trustee (the "Senior Trustee"). The Subordinated Indenture and the Senior Indenture are collectively referred to herein as the "Indenture". The Subordinated Trustee and the Senior Trustee are collectively referred to as the "Trustee".

          The Securities shall have the maturity ranges, annual interest rates or interest rate formulas, if any, currencies or currency units, redemption or sinking fund provisions and other terms set forth in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). The Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

          2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to, and agrees with, each Agent as follows:

          (a) A registration statement (No. 33-64305), including a prospectus, relating to debt securities of the Issuer, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Act"), the prospectus also relates to debt securities of the Issuer registered pursuant to registration statement No. 33-57597 filed with the Commission which has also become effective. Such registration statements, as amended as of the Closing Date (as defined in Section 3(e) hereof), are hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date with respect to the offering of the Securities, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing

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     the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

          (b) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented, will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Issuer and its subsidiaries taken as a whole.

          (f) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Issuer and its subsidiaries taken as a whole.

          (g) Each of the Issuer's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Issuer and its subsidiaries taken as a whole.

          (h) Each of this Agreement and any other applicable Terms Agreement has been duly authorized, executed and delivered by the Issuer and constitutes the valid and binding agreement of the Issuer, except as rights to indemnity and contribution hereunder or thereunder may be limited by applicable law.

          (i) The Securities have been duly authorized, and, when issued and delivered in accordance with the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will have been duly executed, issued and delivered by the Issuer and will constitute valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Issuer and qualified under the Trust Indenture Act and constitutes a valid and binding instrument; and the Indenture conforms, and the Securities of any particular issuance of Securities will conform, to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Securities.

          (j) Neither the Issuer nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Articles of Association, as the case may be, or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Issuer and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Issuer of all of its obligations under the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Issuer or any applicable law or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuer of the other transactions contemplated by this Agreement, any applicable Terms Agreement or the Indenture, except such as have been, or will have been prior to the Closing Date (as defined in Section 3(e) hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Securities.

          (k) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Issuer, threatened to which the Issuer or any of its subsidiaries is or may be a party or to which any property of the Issuer or any of its subsidiaries is or may be the subject which, if determined adversely to the Issuer or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries taken as a whole, and, to the best of the Issuer's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

          (l) Immediately after any sale of Securities by the Issuer hereunder or under any applicable Terms

     Agreement, the aggregate amount of Securities which shall have been issued and sold by the Issuer hereunder or under any Terms Agreement and of any registered Securities (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of Registered Securities registered under the Registration Statement.

          3. SOLICITATIONS AS AGENTS; PURCHASES AS PRINCIPAL. (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. Except as otherwise provided herein, so long as this Agreement shall remain in effect with respect to any Agent, the Issuer shall not, without the consent of any such Agent, solicit or accept offers to purchase, or sell, Securities or any other debt securities with a maturity at the time of original issuance of 9 months or more ("Medium-Term Debt Securities") except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of Medium-Term Debt Securities. However, the Issuer reserves the right (i) to sell, and may solicit and accept offers to purchase, Securities and Medium-Term Debt Securities directly on its own behalf to investors (subject to no fee or commission) at any time, (ii) upon five business days' prior notice to, and with the prior consent of, each of the Agents, to appoint other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of Securities or Medium-Term Debt Securities pursuant to this Agreement, provided that each Additional Agent shall execute this Agreement and become a party hereto and thereafter the term "Agent" as used in this Agreement shall mean the Agents and such Additional Agents, and (iii) to accept a specific offer to purchase Securities or Medium-Term Debt Securities solicited by an agent other than the Agents (each an "Other Agent"), without obtaining the prior consent of any of the Agents, provided that (x) the Issuer shall give each of the Agents notice of its decision to accept such an offer to purchase Securities or Medium-Term Debt Securities in advance of such acceptance, and (y) any Other Agent shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Agents (including the commission schedule set forth on Exhibit B).

          On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent hereby severally and not jointly agrees, as agent of the Issuer, to use reasonable best efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

     Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, each Agent shall suspend its solicitations of purchases of Notes until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

          The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of a least one Business Day's prior notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day which is not a Saturday or a Sunday and which in New York City is not a day on which banking institutions are generally authorized or obligated by law to close.

          The Agents are authorized to solicit offers to purchase Securities only in a minimum aggregate amount of $1,000 and only in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof or, in the case of Securities denominated in a foreign currency or currency unit, or with respect to which an index is used to determine the amount of payments of principal and any premium and interest, in each case as may be designated by the Issuer at the time of offering thereof, in the denominations indicated in the applicable Pricing Supplement, and at a purchase price which, unless otherwise specified in the applicable Pricing Supplement, shall be equal to 100% of the principal amount thereof. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as Agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it and which it considers unacceptable, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold, by the Issuer until such

Security shall have been delivered to the purchaser thereof against payment by such purchaser.

          (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent (each a "Terms Agreement"). A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between an Agent and the Issuer and may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Issuer herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each agreement by an Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be paid to the Issuer for such Securities, the maturity date of such Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 5 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by an Agent as principal and the payment therefore shall be as set forth in the Procedures (as hereinafter defined).

          (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit B hereto. The Issuer agrees that each Agent that purchases Securities as principal for resale shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable confirmation or Terms Agreement, as the case may be, or, if no compensation is indicated therein, a commission in accordance with Exhibit B hereto. The Issuer may also sell Securities to an Agent as principal for its own account at discounts to be agreed upon at the time of sale. Such Securities may be sold to investors and other purchasers at prevailing market prices, or prices related thereto at the time of such resale or otherwise, as determined by the Agent.

In addition, the Agents may offer the Securities they have purchased as principal to other dealers. The Agents may sell Securities to any dealer at a discount and, unless otherwise specified in the applicable confirmation or Terms Agreement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Issuer.

          (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

          4. CERTAIN AGREEMENTS OF THE ISSUER. The Issuer agrees with the Agents that it will furnish to Simpson Thacher & Bartlett, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

          (a) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement; and the Issuer will also advise each Agent of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when (i) a prospectus relating to the Securities is required to be delivered under the Act and (ii) no suspension of solicitation of offers to purchase Securities pursuant to Section 3(b) hereof or this Section 4(b) shall be in effect (any such time referred to in clause (i) and any time when either any

     Agent shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred being referred to herein as a "Marketing Period"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Agent to suspend solicitation of purchases of the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Agent shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section 4, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Agents' consent to, nor their delivery of, any amendment or supplement referred to in this Section 4(b) shall constitute a waiver of any of the conditions set forth in Section 5 hereof or of any of the Issuer's obligations set forth in Section 6 hereof.

          (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section 4, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each Agent with copies of all other press releases or announcements to the general public. The Issuer will immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Issuer, or any proposal to downgrade the rating of the Securities or any other debt securities of the Issuer (including any surveillance or review regarding the same), by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of the Securities or any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

          (d) As soon as practicable, but in any event not later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Issuer will furnish to each Agent copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents reasonably request and will continue such qualifications in effect so long as required for the distribution.

          (g) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year,
     (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Agents may reasonably request.

          (h) The Issuer will whether or not any sale of Securities is consummated pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for filing fees, if any, of the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by each Agent in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Agent, for costs incurred by each Agent and consented to by the Issuer in advertising any offering of Securities and for each Agent's expenses (including the reasonable fees and disbursements of counsel to the Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement and/or otherwise in connection with the activities of the Agents under this Agreement.

          (i) Between the date of a Terms Agreement and the date of delivery of such Securities, the Issuer will not offer or sell, or enter into any agreement to sell, any of its debt securities of similar tenor to the Securities the subject of such Terms Agreement in the United States, other than sales of Securities, borrowings under the Issuer's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper.

          5. CONDITIONS OF OBLIGATIONS. The obligation of each Agent, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

          (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

          (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent after consultation with the Issuer, is material or omits to state a fact which, in the opinion of any Agent after consultation with the Issuer, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of such Agent after consultation with the Issuer, materially impairs the investment quality of the Securities, (ii) any downgrading in the rating of the Issuer's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
     (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any suspension of trading of any securities of or guaranteed by the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York or Florida authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Securities.

          (d) At the Closing Date, and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Agent purchasing such Securities (the "Purchasing Agent"), as the case may be, shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of Mahoney Adams & Criser, P.A., counsel for the Issuer, to the effect that:

               (i) the Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) each of the Issuer's significant subsidiaries (as defined in Regulation S-X of the Rules and Regulations, hereinafter "significant subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Issuer and its subsidiaries taken as a whole; and all of the issued shares of capital stock of each significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims;

               (iii) other than as set forth or contemplated in the Prospectus, to the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required nor are there any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

               (iv) this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Issuer, and, assuming due authorization, execution and delivery by the Agents or Agent, as the case may be, are valid and binding agreements except as rights to indemnity and contribution hereunder and thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and by general equity principles;

               (v) the Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by any purchaser of Securities sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement or other agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and by general equity principles, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security, (b) assume that neither the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer, and (c) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment;

               (vi) the Indenture has been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding instrument of the Issuer except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and by general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

               (vii) neither the Issuer nor any of its significant subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Articles of Association, as the case may be, or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Issuer or any of such subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Issuer and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Issuer of its obligations under the Securities, the Indenture, this Agreement and any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Issuer or any of its significant subsidiaries is a party or by which the Issuer or any of its significant subsidiaries is bound or to which any of the property or assets of the Issuer or any of its significant subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Issuer or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer, its significant subsidiaries or any of their respective properties;

               (viii) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal, or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the offers and sales of the Securities from the Issuer and with purchases of Securities;

               (ix) the statements made in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes", insofar as they purport to constitute a summary of the terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects (subject to the insertion in the Securities of the maturity dates, interest rates and other similar terms thereof, which are to be described in supplements to the Prospectus).

               (x) the registration statement relating to the Registered Securities and the Registration Statement, as of their respective effective dates, and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that such registration statement as of its effective date, the Registration Statement or the Prospectus, as of the Closing Date, or any such amendment or supplement as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of the laws other than the laws of the United States and the State of Florida, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Agents' counsel) of other counsel reasonably acceptable to the Agents' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Issuer and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Issuer. The opinion of such counsel for the Issuer shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Agents and they are justified in relying thereon. With respect to the matters to be covered in subparagraphs (d)(ix) and (d)(x) above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

          (e) At the Closing Date, and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agent, as the case may be, shall have received a certificate, dated the Closing Date, or such date of delivery, as the case may be, of the President or any Vice President and the Treasurer, a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Issuer, are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

          (f) At the Closing Date, and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agent, as the case may be, shall have received a letter, dated the Closing Date, or such date of delivery, as the case may be, of Arthur Andersen LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) In their opinion, the financial statements and schedules examined by them and included in the prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) They have made a review of any unaudited financial statements included in the Prospectus in accordance with the standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

               (iii) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Issuer, the reading of the minutes of the meetings of the stockholders, directors and committees of the Board of Directors of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and

               Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the corresponding amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, or such date of delivery, as the case may be, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Issuer and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated shareholder's equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net interest income, in the consolidated income before income taxes, in the total or per share amounts of net income;

     except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

          (g) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agent, as the case may be, shall have received from Simpson Thacher & Bartlett, counsel for the Agents, such opinion or opinions, dated the Closing Date, or such date of delivery, as the case may be, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett may rely as to the incorporation of the Issuer and all other matters governed by Florida law upon the opinion of Mahoney Adams & Criser, P.A. referred to above.

          The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6.   ADDITIONAL COVENANTS OF THE ISSUER.  The Issuer agrees that:

          (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered

     Securities registered pursuant to the Registration Statement.

          (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Period, or (B) immediately at the next Marketing Period if such amendment or supplement shall not occur at a Marketing Period, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in
     Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e); PROVIDED, HOWEVER, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e) hereof, to the time of delivery of such certificate.

          (c) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented, the Issuer shall, (A) concurrently if such Representation Date shall occur at a Marketing Period, or (B) immediately at the next Marketing Period if such Representation Date shall not occur at a Marketing Period, furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof; PROVIDED, HOWEVER, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered under Section 5(d) or this Section 6(c); PROVIDED FURTHER, HOWEVER, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant settlement date or dates for the sale of such Securities. For the purpose of this
     Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date of the most recent prior opinion delivered under Section 5(d) or this Section 6(c) and ending on such Representation Date.

          (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Arthur Andersen LLP, (A) concurrently if such Representation Date shall occur at a Marketing Period, or (B) immediately at the next Marketing Period if such Representation Date shall not occur at a Marketing Period, to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof; PROVIDED, HOWEVER, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered pursuant to
     Section 5(f) or this Section 6(d); PROVIDED FURTHER, HOWEVER, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

          (e) On each settlement date for the sale of Securities, the Issuer shall, if requested by an Agent, furnish such Agent with a written opinion of counsel of the Issuer, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses (i), (v) and
     (vi) of Section 5(d) hereof; PROVIDED, HOWEVER, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such settlement date and shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (vi) of Section 5(d) hereof, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

          (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this
     Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) The Issuer will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Issuer will not be liable to such Agent in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein.

          (b) Each Agent will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents and control persons of the Agents shall be designated in writing by CS First Boston Corporation or, if CS First Boston Corporation is not an indemnified party, by the Agents that are indemnified parties and any such separate firm for the Issuer, its directors, its officers who sign the Registration Statement and control persons of the Issuer shall be designated in writing by the Issuer. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total commissions (before deducting expenses) received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through each of the Agents pursuant to this Agreement, and not joint.

          (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

          (f) The Issuer will not, without the prior written consent of each Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Agent or any person who controls such Agent within the meaning of Section 15 of the Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          8. STATUS OF EACH AGENT. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3 hereof), each Agent is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. he Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

          9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 hereof or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 hereof by the Issuer to the Agent is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities with the intention of reselling them, or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the second sentence of Section 4(b), under Sections 4(a), 4(c), 4(e), 4(f) and 4(i) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

          10. TERMINATION. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or by any such Agent insofar as this Agreement relates to such Agent upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

          11. SALES OF SECURITIES DENOMINATED IN A FOREIGN CURRENCY AND INDEXED SECURITIES. If at any time the Issuer and any of the Agents shall determine to issue and sell Securities denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Issuer and any such Agent shall execute and deliver a supplemental agreement to this Agreement (an "Amendment") in the form attached hereto as Exhibit D. An Amendment shall establish, as appropriate, additions to and modifications of the terms of this Agreement (including the Procedures), which additions and modifications shall apply to the sales, whether offered on an agency or principal basis, of such Securities covered thereby.

          12. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the following addresses or facsimile transmission numbers.
Agents:

CS First Boston Corporation
Park Avenue Plaza
New York, New York 10055
Attention:  Short and Medium Term Finance Department
Fax No. (212) 318-1498

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention:  Credit Department
           Credit Control - Medium Term notes
Fax No. (212) 902-3000

Lehman Brothers
Lehman Brothers Inc. (including Lehman Government
  Securities Inc.)
3 World Financial Center, 12th Floor
New York, New York 10285-1200
Attention:  Medium Term Note Department
Fax No. (212) 528-7035

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York  10020
Attention:  Manager, Continuously Offered
            Products

with a copy to:

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas, 28th Floor
New York, New York  10020
Attention:  Peter Cooper

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048
Attention:  Medium-Term Note Department

Issuer:

Barnett Banks, Inc.
50 North Laura Street
Jacksonville, Florida 32202
Attention:  Chief Financial Officer
Fax No. (904) 791-7493

          In the case of any party hereto, notice shall be deemed to have been duly given if so mailed or transmitted to such other address, facsimile transmission number or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

          14. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                        Very truly yours,


                                        BARNETT BANKS, INC.


                                        By_________________________________
                                          Name:
                                          Title:


CONFIRMED AND ACCEPTED, as of the
  date first above written:


CS FIRST BOSTON CORPORATION             LEHMAN BROTHERS INC.
By________________________________      By____________________________
  Name:                                   Name:
  Title:                                  Title:


MORGAN STANLEY & CO. INCORPORATED       GOLDMAN, SACHS & CO.

By_______________________________       ______________________________
  Name:                                      (Goldman, Sachs & Co.)
  Title:

                                        SALOMON BROTHERS INC

                                        By_______________________________
                                          Name:
                                          Title:

                                                                       Exhibit A


                               BARNETT BANKS, INC.

                           MEDIUM TERM NOTES, SERIES E

                                 TERMS AGREEMENT



                                                               ___________, 199_



     Barnett Banks, Inc.
     50 North Laura Street
     Jacksonville, Florida  32202


     Attention:  ____________________

                    Re:  Distribution Agreement dated
                         as of March 21, 1996 (the
                         "DISTRIBUTION AGREEMENT")

          The undersigned agrees to purchase your Medium-Term Notes, Series E having the following terms:

          Specified Currency:_______________________________

          Principal Amount:_________________________________

          Original Issue Date:______________________________

          Settlement Date, Time and Place:__________________

          Maturity Date:____________________________________

          Purchase Price: _____% of Principal Amount, plus accrued interest, if any, from Settlement Date

          Price to Public:_______% of Principal Amount, plus accrued interest, if any, from Settlement Date

          Redemption Date (Dates):                , commencing

          Initial Redemption Price:

          Annual Redemption Price decrease:

          Repayment Date (Dates):

          Repayment Price:

          Initial accrual period OID:

          Original Yield to Maturity

                             [(For Fixed Rate Notes)

          Interest Rate:_______________________

          Applicability of modified payment
            upon acceleration:

          If yes, state issue price:

          Amortization schedule:                             ]

                          (1)[(For Floating Rate Notes)

          Initial Interest Rate:____________________

          Interest Rate Basis (CD, Commercial Paper, Federal Funds, LIBOR,
            Prime, Treasury, CMT, 11th District Cost of
            Funds, J.J. Kenny):___________________


1/        Index Maturity (30, 60, 90 days, 6 months, 1 year,
            other):______________________

          Interest Reset Period (monthly, quarterly, semiannually, annually): _________________

          Interest Payment Period (monthly, quarterly, semiannually, annually):_________________

          Spread: ____________________ points (+/-)

          Spread Multiplier: ___________%

          Maximum Interest Rate:________%

          Minimum Interest Rate:________%

          Initial Interest Reset Date:__________________

          Interest Reset Dates:__________________

          Interest Determination Dates:__________

          Interest Payment Dates:________________

          Calculation Agent:                          ]

--------------------
1/ See Prospectus Supplement dated March 21, 1996 for explanation of terms.

          Other terms of Securities:

          Provisions relating to underwriter
            default, if any:

               The provisions of Sections 2, 3(b) and 3(d) and 4 through 7, 9, 12, 13 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

               This Agreement is subject to termination in our absolute discretion on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions set forth in Section 9 of the Distribution Agreement shall survive for the purposes of this Agreement.

               [The certificate referred to in Section 5(e) of the Distribution Agreement, the opinion referred to in Section 5(d) of the Distribution Agreement and the accountants' letters referred to in Section 5(f) of the Distribution Agreement will be required.]

                                        [Agent]


                                        By:______________________
                                                (Title)
Accepted:

BARNETT BANKS, INC.


By:_________________________
    (Title)

                                                                       Exhibit B



          The Issuer agrees to pay the relevant Agent a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:



                                                            Commission
                                                          (percentage of
                                                       aggregate principal
                                                       amount of Securities
                    RANGE OF MATURITIES                     sold)

From 9 months to less than 1 year. . . . . . . . . . .       .125%

From 1 year to less than 18 months . . . . . . . . . .       .150%

From 18 months to less than 2 years. . . . . . . . . .       .200%

From 2 years to less than 3 years. . . . . . . . . . .       .250%

From 3 years to less than 4 years. . . . . . . . . . .       .350%

From 4 years to less than 5 years. . . . . . . . . . .       .450%

From 5 years to less than 6 years. . . . . . . . . . .       .500%

From 6 years to less than 7 years. . . . . . . . . . .       .550%

From 7 years to less than 10 years . . . . . . . . . .       .600%

From 10 years to less than 15 years. . . . . . . . . .       .625%

From 15 years to less than 20 years. . . . . . . . . .       .700%

From 20 years to 30 years. . . . . . . . . . . . . . .       .750%

Greater than 30 years. . . . . . . . . . . . . . . . . To be negotiated at the time of
                                                            issuance

                                                                       Exhibit C


                               BARNETT BANKS, INC.

                           MEDIUM-TERM NOTES, SERIES E
                            ADMINISTRATIVE PROCEDURES

                         _______________________________



          The Medium-Term Notes, Series E (the "Notes"), are to be offered on a continuous basis by Barnett Banks, Inc. (the "Company"). Each of CS First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc. (including Lehman Government Securities Inc.), Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (each an "Agent") has agreed to solicit offers to purchase the Notes in registered form. The Notes are being sold pursuant to a Distribution Agreement dated as of March 21, 1996 (the "Agreement") between the Company and the Agents. In the Agreement, each Agent has agreed to use reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and, if such Agent so elects, the Company and such Agent will enter into a Terms Agreement, as contemplated by the Agreement.

          Notes which are subordinated in priority of payment will be issued pursuant to an Indenture, dated as of March 16, 1995 (the "Subordinated Indenture"), between the Issuer and Chemical Bank, as Trustee (the "Subordinated Trustee"). Notes which are senior in priority of payment will be issued pursuant to an Indenture, dated as of March 16, 1995 (the "Senior Indenture") between the Issuer and The First National Bank of Chicago, as Trustee (the "Senior Trustee"). The Subordinated Indenture and the Senior Indenture are hereinafter collectively referred to as the "Indenture". The Subordinated Trustee and the Senior Trustee are hereinafter collectively referred to as the "Trustee". The Trustees will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes, and will perform the duties specified herein. Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the "Floating Rate Notes"). Fixed Rate Notes may pay a level amount in respect of both interest and principal amortized over the life of the Notes ("Amortizing Notes"). Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          Book-Entry Notes, which may be payable solely in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

             PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, each of the Senior Trustee and the Subordinated Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under Letters of Representation from the Company and the Senior Trustee to DTC and the Company and the Subordinated Trustee to DTC, each dated as of the date hereof (the "Letters of Representation"), and Medium-Term Note Certificate Agreements between the Senior Trustee and DTC and the Subordinated Trustee and DTC, dated as of May 26, 1989 and December 2, 1988, respectively, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:           On any date of settlement (as defined under "Settlement"
                    below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S
                    $200,000,000 principal amount of all such Notes that have the same Maturity Date, redemption or repayment provisions, Interest Payment Dates, Original Issue Date, original issue discount provisions (if any), and, in the case of Fixed Rate
                    Notes, Interest Rate, modified payment upon acceleration (if any), amortization schedule (if any) or, in the case of Floating Rate Notes, Initial Interest Rate, Interest Payment
                    Dates, Interest Payment Period, Calculation Agent, Base
                    Rate, Index Maturity, Interest Reset Period, Interest Reset
                    Dates, Spread or Spread Multiplier (if any), Minimum
                    Interest Rate (if any) and Maximum Interest Rate (if any) and, in each case, any other relevant terms (collectively
                    "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each
                    Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent
                    Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global
                    Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global
                    Security will represent (i) both Fixed Rate and Floating
                    Rate Book-Entry Notes or (ii) any Certificated Note.

Identification      To the extent required, the Company has arranged
                    with the CUSIP Service Bureau of Standard & Poor's
                    Corporation (the "CUSIP Service Bureau") for the reservation of a series of approximately 900 CUSIP numbers (including tranche numbers) for assignment to the Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to the Trustee and DTC the written list of 900 CUSIP numbers of such series. The Trustee will assign CUSIP numbers to Global
                    Securities as described below under Settlement Procedure
                    "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global
                    Securities.  At any time when fewer than 100 of the reserved
                    CUSIP numbers remain unassigned to Global Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry
                    Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP number to the Trustee and DTC.

Registration:       Each Global Security will be registered in the name of Cede
                    & Co., as nominee for DTC, on the security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Note (the
                    "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:          Transfers of a Book-Entry Note will be accompanied by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:          The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global
                    Securities that represent Book-Entry Notes having the same
                    Terms and for which interest has been paid to the same date,
                    (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants
                    (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                    Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual
                    Date, and the CUSIP numbers of the exchanged Global
                    Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                    Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000, principal amount of the exchanged Global Security and an additional Global
                    Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                    "Denominations" below).

Maturities:         Each Book-Entry Note will mature on a date  nine months or more from its date of issue.

Notice of           The Trustee will give notice to DTC prior to each
Redemption and      Redemption Date or Repayment Date (as specified
Repayment Dates:    in the Note), if any, at the time and in the manner set
                    forth in the Letter of Representations.

Denominations:      Book-Entry Notes will be issued in principal amounts of
                    $1,000 or an integral multiple of $1,000 in excess thereof.
                    Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry
                    Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global
                    Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes.
                    In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same
                    CUSIP number.

Interest:           GENERAL.  Interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date.
                    Interest payable at the maturity or upon redemption or repayment of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard &
                    Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure
                    "C" below in order to include the amount of any interest payable and certain other information regarding the related
                    Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                    RECORD DATES. The Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                    FIXED RATE BOOK-ENTRY NOTES. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes, other than Amortizing Notes, will be made semiannually on June 1 and December 1 of each year, and at maturity or upon any earlier redemption or repayment and principal and interest payments on Book-Entry Amortizing Notes will be made semiannually on June 1 and December 1 of each year or quarterly on March 1, June 1, September 1 and December 1 of each year, and at maturity (or any redemption or repayment date); PROVIDED, HOWEVER, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                    FLOATING RATE BOOK-ENTRY NOTES. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Floating Rate Book-Entry Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Book-Entry Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Floating Rate Book-Entry Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; PROVIDED

                    HOWEVER, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED, FURTHER, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and the related Interest Payment Date (a "Book-Entry Gap Note"), the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date, and in such case, notwithstanding the fact that an Interest Reset Date may occur prior to such Interest Payment Date, the Initial Interest Rate shall remain in effect until the first Interest Reset Date occurring on or subsequent to such Interest Payment Date.

                    NOTICE OF INTEREST PAYMENT AND RECORD DATES. On the first Business Day of March, June, September and December of each year, the Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each date upon which interest is determined for Floating Rate Notes issued in book-entry form, the Calculation Agent will notify the Company, the Trustee and Standard & Poor's Corporation of the interest rates determined on such dates.

Calculation of      FIXED RATE BOOK-ENTRY NOTES.  Interest on Fixed Rate
Interest:           Book-Entry Notes (including interest for partial periods)
                    will be calculated on the basis of a year of twelve thirty-day months.

                    FLOATING RATE BOOK-ENTRY NOTES. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days, except that, in the case of Treasury Rate Notes and CMT Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of         PAYMENTS OF INTEREST ONLY.  Promptly after
Principal and       each Record Date, the Trustee will
Interest:           deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security other than an Amortizing Note on the following Interest Payment Date (other than an Interest
                    Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts.
                    DTC will confirm the amount payable on each such Global
                    Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                    Corporation. In case of Amortizing Notes, the Trustee will provide separate written notice to the Company and to DTC prior to each Interest Payment Date at the time and in the manner set forth in the Letter of Representation. The
                    Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest)
                    (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                    PAYMENTS AT MATURITY OR UPON REDEMPTION OR REPAYMENT. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security other than an Amortizing Note maturing either at maturity or on a redemption or repayment date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption or repayment date of such Global Security. In the case of Amortizing Notes, the Trustee will provide separate written notice to the Company and to DTC prior to the Maturity Date and any redemption or repayment date, as the case may be, at the times and in the manner set forth in the Letter of Representations. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption or repayment date. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment."

                    PAYMENTS NOT ON BUSINESS DAYS. If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Global Security representing Fixed Rate Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption or repayment date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Global Security representing a Floating Rate Book-Entry Note would otherwise fall on a day that is not a Business Day, the payment due on such day shall be made on the next succeeding day that is a Business Day with respect to such Notes with the same effect as if such Business Day were the Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be, except that, in the case of Book-Entry LIBOR Notes, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or redemption or repayment date shall be the immediately preceding day that is a Business Day with respect to such Book-Entry LIBOR Notes. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption or repayment date of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the immediately preceding Business Day.

                    MANNER OF PAYMENT. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for immediate use by the Trustee as of 9:30 a.m. (New York City time) on such date. The Company will make such payment on such Global Securities by wire transfer to the Trustee or by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10 a.m. (New York City time), or as soon as possible thereafter, on each Maturity Date or redemption or repayment date or, if either such date is not a Business Day, as soon as possible thereafter, following receipt of such funds from the Company the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption or repayment date. On each Interest Payment Date or, if any such date is not a Business Day, as soon as possible thereafter, interest payments and, in the case of Amortizing Notes, interest and principal payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                    WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of      If any order to purchase a Book-Entry
Pricing             Note is accepted by or on behalf of Company,
Supplement:         the Company will prepare a pricing supplement (a "Pricing
                    Supplement") reflecting the terms of such Note and will arrange to file such Pricing Supplement by EDGAR with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will deliver the number of copies of such Pricing

                    Supplement to the relevant Agent as such Agent shall request by the close of business on the following Business Day. The relevant Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                    In each instance that a Pricing Supplement is prepared, the Agent receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth
                    Business Day following such acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement          Settlement Procedures with regard to each
Procedures:         Book-Entry Note sold by the Company to or through an Agent shall be as follows (unless otherwise specified pursuant to a Terms Agreement, as defined in the Agreement):

                         A. The relevant Agent will advise the Company by facsimile transmission or other acceptable means that such Note is a Book-Entry Note and of the following settlement information:

                              1.   Principal amount.

                              2.   Maturity Date.

                              3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semi-annually and whether such Note is an Amortizing Note and, if so, the Amortization Schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest

                                   Payment Date(s), Interest Payment Period,
                                   Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                              4.   Redemption or repayment provisions, if any.

                              5.   Settlement date and time.

                              6.   Price.

                              7. Agent's commission, if any,determined as provided in the Agreement.

                              8.   Net proceeds to the Company.

                              9. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                              10.  Any other applicable Terms.

                         B. The Company will advise the Trustee by facsimile transmission or other acceptable means of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone or electronic transmission (confirmed in writing) as soon as practicable.

                         C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant

                              Agent and Standard & Poor's Corporation:

                              1.   The information set forth in Settlement
                                   Procedure "A".

                              2. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                              3.   The CUSIP number of the Global Security
                                   representing such Note.

                              4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time) and whether such Note is an Amortizing Note (by an appropriate notation in the comments field of DTC's Participant Terminal System).

                              5. The DTC participant number of the institution through which the Company will hold the Book-Entry Note.

                         D. The Trustee will complete and authenticate the Global Security representing such Note in accordance with the terms of the written order of the Company then in effect.

                         E. DTC will credit such Note to the Trustee's participant account at DTC.

                         F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

                         G. Unless the relevant Agent purchased such Note as principal, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement account of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                         I. The Trustee, upon confirming receipt of such funds, will credit to the U.S. dollar account of the Company maintained at a bank in New York City, notified to the Trustee from time to time, in funds available for immediate use in the amount transferred to the Trustee, in accordance with Settlement Procedure "F".

                         J. Unless the relevant Agent purchased such Note as principal, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                         K. Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement          For sales by the Company of
Procedures          Book-Entry Notes to or through an Agent (unless
Timetable:          otherwise specified pursuant to a Terms Agreement) for
                    settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                    Settlement
                    PROCEDURE      TIME
                    ---------      ----

                         A         11:00 a.m. on the sale date
                         B         12:00 noon on the sale date
                         C         2:00 p.m. on the sale date
                         D         9:00 a.m. on settlement date
                         E         10:00 a.m. on settlement date
                        F-G        2:00 p.m. on settlement date
                         H         4:45 p.m. on settlement date
                        I-J        5:00 p.m. on settlement date

                    If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 a.m., 12 noon and 2:00 p.m., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 noon and 2:00 p.m., respectively, on the second Business Day before the settlement date. Settlement

                    Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to          If the Trustee fails to enter an SDFS deliver
Settle:             order with respect to a Book-Entry Note pursuant to
                    Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global
                    Securities, one of which shall represent such Book-Entry
                    Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                    If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                    Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any action in accordance with its SDFS operating procedures then in effect.

                    In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

Posting Rates       The Company and the Agents will discuss
by Company:         from time to time the rates of interest per annum to be
                    borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by an Agent. The
                    Company may establish a fixed set of interest rates and maturities for an offering period ("posting). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agent.


Trustee Not To      Nothing herein shall be deemed to
Risk Funds:         require the Trustee to risk or expend its own funds in
                    connection with any payments to the Company, the Agents, DTC or any holders of Notes, it being understood by all parties that payments made by the Trustee to the Company, the Agents, DTC or any holders of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.


PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

     The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:           Each Certificated Note will be dated and issued as of the
                    date of its authentication by the Trustee.  Each
                    Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note
                    (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or any portion thereof) issued subsequently upon exchange of a Certificated Note, or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:       Certificated Notes will be issued only in fully registered form without coupons.

Transfers and       A Certificated Note may be presented
Exchanges:          for transfer or exchange at the principal corporate trust
                    office of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:         Each Certificated Note will mature on a date nine months or more from its date of issue.

Currency:           The currency denomination with respect to any Certificated
                    Note and the currency of payment of interest and principal with respect to any such Certificated Note shall be as set forth therein and in the applicable pricing supplement.


Denominations:      Unless otherwise provided in a Prospectus Supplement, the
                    denomination of any Certificated Note will be a minimum of $1,000 (or in the case of Notes not denominated in U.S.
                    dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest
                    1,000 units of such foreign currency or composite currency) or any amount in excess thereof that is an integral multiple of $1,000 (or in the case of Notes not denominated in U.S.
                    dollars, 1,000 units of such foreign currency or composite currency).

Interest:           GENERAL.  Interest on each Certificated Note will accrue
                    from the Original Issue Date of
                    such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest
                    Payment Date.

                    RECORD DATES. The Record Date with respect to any Interest Payment Date in respect of a Certificated Note shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                    FIXED RATE CERTIFICATED NOTES. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes, other than Amortizing Notes, will be made semiannually on June 1 and December 1 of each year, and at maturity or upon any earlier redemption or repayment and principal and interest payments on Certificated Amortizing Notes will be made semiannually on June 1 and December 1 of each year or quarterly on March 1, June 1, September 1 and December 1 of each year, and at maturity (or any redemption or repayment date); PROVIDED, HOWEVER, that in the case of a Fixed Rate Certificated Note issued between a Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                    FLOATING RATE CERTIFICATED NOTES. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Floating Rate Certificated Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Certificated Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Floating Rate Certificated Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; PROVIDED, HOWEVER, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED, FURTHER, that in the case of a Floating Rate Certificated Note issued between a Record Date and the related Interest Payment Date (a "Certificated Gap Note"), the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date, and in such case, notwithstanding the fact that an Interest Reset Date may occur prior to such Interest Payment Date, the Initial Interest Rate shall remain in effect until the first Interest Reset Date occurring on or subsequent to such Interest Payment Date.

                    NOTICE OF INTEREST PAYMENT AND RECORD DATES. On the first Business Day of March, June, September and December of each year, the Trustee will deliver to the Company a written list of Record Dates and Interest Payment Dates that will occur with respect to Certificated Notes during the six-month period beginning on such first Business Day. Promptly after each date upon which interest is determined for Floating Rate Notes issued in certificated form, the Calculation Agent will notify the Company and the Trustee of the interest rates determined on such dates.

Calculation of      FIXED RATE CERTIFICATED NOTES.  Interest
Interest:           on Fixed Rate Certificated Notes (including interest for
                    partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                    FLOATING RATE CERTIFICATED NOTES. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days, except that, in the case of Treasury Rate Notes and

                    CMT Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of         The Company will pay to the Trustee, as
Principal and       the paying agent, the principal amount
Interest:           of each Certificated Note (other than an Amortizing Note), together with interest due thereon, at its Maturity Date or upon redemption or repayment of such Note in funds available for immediate use by the Trustee. In the case of an Amortizing Note, the Company will pay to the Trustee, as paying agent, the principal amount due on such Note on such date, together with interest due thereon, at its Maturity
                    Date or upon redemption or repayment of such Note in funds available for immediate use by the Trustee. The Trustee will pay such amount to the holder of such Note at its Maturity Date or upon redemption or repayment of such Note upon presentation and surrender of such Note to the Trustee.
                    Such payment, together with payment of interest due at maturity or upon redemption or repayment, will be made in funds available for immediate use by the holder of such Note. Promptly after such presentation and surrender, the Trustee will cancel such Certificated Note in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation. Unless otherwise specified in the applicable Pricing Supplement, all interest payments on a Certificated Note or, in the case of a Certificated Amortizing Note, payments of principal and interest (other than interest (or interest and principal) due at maturity or upon redemption or repayment) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Note and the Indenture; PROVIDED, HOWEVER, that (i) the holder of $10,000,000 or more of Notes having the same Interest
                    Payment Date will be entitled to receive payment by wire transfer of immediately available funds and (ii) unless otherwise specified in the applicable Pricing Supplement or unless alternative arrangements are made, payments on Notes in a currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States and, with respect to clauses (i) and (ii) above, the holder of such

                    Notes will provide the Trustee with appropriate and timely wire transfer instructions.

                    Promptly after each Record Date, the Trustee will deliver to the Company a written notice specifying the amount of interest to be paid on each Certificated Note other than an Amortizing Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. In the case of Amortizing Notes, the Trustee will provide separate written notice to the Company specifying the amount of interest and principal to be paid on each Amortizing Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. Interest at maturity or upon redemption or repayment will be payable to the person to whom the payment of principal is payable. On or about the first Business Day of each month, the Trustee will deliver to the Company a written list of principal and interest, to the extent ascertainable, to be paid on each Certificated
                    Note including Amortizing Notes maturing or to be redeemed or repaid in the following month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                    If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Fixed Rate Certificated
                    Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption or repayment date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Floating Rate Certificated Note would otherwise fall on a day that is not a Business Day with respect to such Note, the payment due on such day shall be made on the next succeeding day that is a Business Day with respect to such Note with the same effect as if such Business Day were the stated Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be, except that, in the case of Certificated LIBOR Notes, if such Business Day is in the next succeeding calendar month, such Interest

                    Payment Date, Maturity Date or redemption or repayment date shall be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Notes.

Preparation of      If any order to purchase a Certificated
Pricing             Note is accepted by or on behalf of the
Supplement:         Company, the Company will prepare a Pricing Supplement
                    reflecting the terms of such Note and will arrange to file by EDGAR such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request by the close of business on the following Business
                    Day. The relevant Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                    In each instance that a Pricing Supplement is prepared, the Agent receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds in payment for an authenticated Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth
                    Business Day following such acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.


Settlement          Settlement Procedures with regard to each
Procedures:         Certificated Note sold by the Company to or through an Agent shall be as follows (unless otherwise specified pursuant to a Terms Agreement):

                         A. The relevant Agent will advise the Company by facsimile transmission or other acceptable means that such Note is a Certificated Note and of the following settlement information:

                              1. Name in which such Note is to be registered ("Registered Owner").

                              2. Address of the Registered Owner and address for payment of principal and interest.

                              3.   Taxpayer identification number of the
                                   Registered Owner (if available).

                              4. Currency or currency unit, principal amount and, if different, currency in which payments of principal and interest may be made.

                              5.   Maturity Date.

                              6. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semi-annually and whether such Note is an Amortizing Note and, if so, the Amortization Schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                              7.   Redemption or repayment provisions, if any.

                              8.   Settlement date and time.

                              9.   Price.

                              10. Agent's commission, if any, determined as provided in the Agreement.

                              11.  Denominations.

                              12.  Net proceeds to the Company.

                              13. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                              14.  Any other applicable Terms.

                         B. The Company will advise the Trustee by facsimile transmission or other acceptable means of the information set forth in Settlement Procedure "A" above.

                         C. The Company will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                              1.   Note with customer confirmation.

                              2.   Stub One - For the Trustee.

                              3.   Stub Two - For the relevant Agent.

                              4.   Stub Three - For the Company.

                         D.   The Trustee will complete such Note and
                              authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company maintained at the Trustee, New York, New York (or, with respect to Notes payable in a

                              Specified Currency other than U.S. dollars, to an account maintained at a bank selected by the Company notified to the relevant Agent from time to time in writing) in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commission, if any. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                         E. Unless the relevant Agent purchased such Note as principal, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                         F. The Trustee will send Stub Three to the Company by first-class mail. Periodically, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement          For sales by the Company of Certificated Notes
Procedures          to or through an Agent (unless otherwise
Timetables:         specified pursuant to a Terms Agreement), Settlement
                    Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                    Settlement
                    Procedure           Time
                    ----------          ----

                         A              2:00 p.m. on day before
                                        settlement date
                         B.             3:00 p.m. on day before
                                        settlement date
                        C-D             2:15 p.m. on settlement date

                         E              3:00 p.m. on settlement date
                         F              5:00 p.m. on settlement date

Failure to          If a purchaser fails to accept delivery
Settle:             of and make payment for any Certificated Note, the relevant
                    Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Agreement, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company (such reimbursement for loss of the use of such funds to be based on the federal funds effective rate then in effect).
                    Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled", make appropriate entries in the Trustee's records and send such Note to the Company.

Posting Rates       The Company and the Agents will from time
by Company:         to time discuss the rates of interest per annum to be borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by an Agent. The
                    Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agent.

Trustee Not to      Nothing herein shall be deemed to
Risk Funds:         require the Trustee to risk or expend its own funds in
                    connection with any payments to the Company, the Agents or any holders of Notes, it being understood by all parties that payments made by the Trustee to the Company, the Agents or any holders of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.

                                                                       Exhibit D


            FOREIGN CURRENCY AMENDMENT NO. ___________
            TO DISTRIBUTION AGREEMENT, DATED MARCH 21, 1996
            AS AMENDED
            -----------------------------------------------

                       [Insert Title of Foreign Currency]


            The undersigned hereby agree that for the purposes of the issue and sale of Securities denominated in [title of currency or currency unit] (the "Applicable Foreign Currency") pursuant to the Distribution Agreement, dated March 21, 1996, as it may be amended (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Securities denominated in the Applicable Foreign Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Securities denominated in any currency or currency unit other than the Applicable Foreign Currency.

            Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The terms Agent or Agents, as used in the Distribution Agreement, shall be deemed to refer only to the undersigned Agents for purposes of this Amendment.

            [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc., according to the customary practice of the Agents when acting as underwriters in offerings of the Applicable Securities.]


_________, 19__

BARNETT BANKS, INC.


By ________________
Name:
Title:

[Name(s) of Agent(s) participating
in the offering of Notes in the Applicable Foreign Currency]


By ________________
Name:
Title: